UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of earliest reported event):  October 17, 2003



                                  YP.NET, INC.
               (Exact name of registrant as specified in charter)



         NEVADA                      000-24217                 85-0206668
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)          Identification No.)



     4840 EAST JASMINE STREET, SUITE 105, MESA, ARIZONA           85205
--------------------------------------------------------------------------------
       (Address  of  principal  executive  offices)             (Zip Code)



       Registrant's telephone number, including area code:  (480) 654-9646


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

On August 26, 2003, Telco Billing, Inc. ("Telco"), a wholly-owned subsidiary of YP.Net, Inc. (the "Company"), entered into a three-year agreement with Integrated Payment Systems Inc., a unit of First Data Corporation (NYSE:FDC) and a leading provider of payment reconciliation and backroom processing services. The Company offers an incentive check as part of its marketing effort. First Data will serve as an additional third-party verification of new customers signing up for the Company's Internet Advertising Package. The agreement requires the Company to pay monthly fees depending upon usage. The minimum monthly fee is $1,500.

Effective  September  1,  2003,  Telco  also  entered into an agreement with UDS
Directory Corp., d/b/a go2 Directory Systems, for an initial term of three-years. Go2 Directory Systems is a leading provider of wireless content. With go2, the Company's customers' listings may be found in a prominent position on wireless and handheld devices provided by Palm, AT&T Wireless, Qwest, Verizon and many other providers. The agreement required the Company to pay an implementation fee of $20,000. The Company will also pay a fee per listing of $.05 to $.30.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits. The following documents are filed as exhibits to this report:

               10.1 Basic  Listing  Reseller  Agreement,  between  UDS Directory
                    Corp., d/b/a go2 Directory Systems and Telco Billing, Inc., effective as of September 1, 2003

               10.2 Processing  Agreement,  between  Integrated Payment Systems,
                    Inc.  and  Telco  Billing, Inc., dated as of August 26, 2003

               99.1 Press  release  dated  October  17,  2003

               99.2 Press  release  dated  October  20,  2003



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          YP.NET,  INC.


Date:  October 21, 2003                   /s/  ANGELO  TULLO
                                          ------------------
                                          Angelo  Tullo,
                                          Chief  Executive  Officer


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